UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934 (Amendment N o.     )

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United Airlines Holdings, Inc.

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Your Vote Counts!UNITED AIRLINES HOLDINGS, INC.233 SOUTH WACKER DRIVECHICAGO, IL 60606UNITED AIRLINES HOLDINGS, INC.2022 Annual Meeting on May 25, 2022Vote by May 24, 2022 10:59 PM CT. For shares held in a Plan, vote by May 22, 2022 10:59 PM CT.You invested in UNITED AIRLINES HOLDINGS, INC. and it’s time to vote!You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 25, 2022.Vote Virtually During the MeetingMay 25, 20229:00 a.m. Central TimeVirtually at:www.virtualshareholdermeeting.com/UAL2022Smartphone

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Election of Directors **Nominees:**	
1a.	Carolyn Corvi	For
1b.	Matthew Friend	For
1c.	Barney Harford	For
1d.	Michele J. Hooper	For
1e.	Walter Isaacson	For
1f.	James A. C. Kennedy	For
1g.	J. Scott Kirby	For
1h.	Edward M. Philip	For
1i.	Edward L. Shapiro	For
1j.	Laysha Ward	For
1k.	James M. Whitehurst	For
2.	Ratification of Appointment of Ernst & Young LLP to Serve as Our Independent Registered Public Accounting Firm for Our Fiscal Year Ending December 31, 2022.	For
3.	A Vote to Approve, on a Nonbinding Advisory Basis, the Compensation of Our Named Executive Officers.	For
4.	Stockholder Proposal Regarding Disclosure of Lobbying Policies and Activities of Political Spending.	Against

NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

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